                                FIFTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              AIM INVESTMENT FUNDS


           THIS FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT FUNDS (the "Amendment") is entered into as of the 11th day of February, 2000, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Funds, a Delaware business trust (the "Trust"), entered into as of May 7, 1998, as amended (the "Agreement").

           WHEREAS, Sections 2.3 and 9.7 of the Agreement empower the Trustees without Shareholder action to amend the Agreement in order to change the designations of the Portfolios and the Classes thereof; and

           WHEREAS, the Trustees on November 3, 1999, acting pursuant to
Section 9.3 of the Agreement, approved the termination of the Advisor Classes of the Portfolios and the conversion of shares of such Advisor Classes into shares of Class A of the Portfolios;

           NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

           1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

           2. Schedule A of the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted to read in its entirety as follows:


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                                  "SCHEDULE A

           AIM Investment Funds shall be divided into the following Portfolios, each of which shall have three Classes (Class A, Class B and Class C):

                              AIM Developing Markets Fund
                              AIM Global Growth & Income Fund
                              AIM Latin American Growth Fund
                              AIM Global Consumer Products and Services Fund AIM Global Financial Services Fund
                              AIM Global Health Care Fund
                              AIM Global Infrastructure Fund
                              AIM Global Resources Fund
                              AIM Global Telecommunications and Technology Fund AIM Global Government Income Fund
                              AIM Emerging Markets Debt Fund
                              AIM Strategic Income Fund


Dated: February 11th, 2000"
                ----


           3. Except for the above change in Schedule A to the Agreement, the Agreement shall in all other respects remain in full force and effect.

           4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.


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


                     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Fifth Amendment to Agreement and Declaration of Trust of AIM Investment Funds as of the day and year first above written.


/s/ C. DEREK ANDERSON                               /s/ ROBERT H. GRAHAM
---------------------------                         ---------------------------
C. Derek Anderson, Trustee                          Robert H. Graham, Trustee


/s/ FRANK S. BAYLEY                                 /s/ RUTH H. QUIGLEY
---------------------------                         ---------------------------
Frank S. Bayley, Trustee                            Ruth H. Quigley, Trustee





                        [THIS IS THE SIGNATURE PAGE FOR
           THE FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                            OF AIM INVESTMENT FUNDS]


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